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Exhibit 21

SUBSIDIARIES OF THE SERVICEMASTER COMPANY, LLC

        As of December 31, 2013, ServiceMaster had the following subsidiaries:

Subsidiary	State or Country of Incorporation or Organization
667217 Ontario Limited	Canada
American Home Shield Corporation	Delaware
American Home Shield of Arizona, Inc.	Arizona
American Home Shield of California, Inc.	California
American Home Shield of Florida, Inc.	Florida
American Home Shield of Iowa, Inc.	Iowa
American Home Shield of Maine, Inc.	Maine
American Home Shield of Oklahoma, Inc.	Oklahoma
American Home Shield of Texas, Inc.	Texas
American Home Shield of Virginia, Inc.	Virginia
American Home Shield of Washington, Inc.	Washington
American Residential Services Holding L.L.C.	Delaware
AmeriSpec L.L.C.	Delaware
Compania de Servicios e Inversiones SVM Honduras, S. de R.L.	Honduras
Compania de Servicios SVM Olympus, S. de R.L.	Honduras
Compania de Servicios SVM Progressive, S. de R.L.	Honduras
Compania de Servicios SVM Technicians, S. de R.L.	Honduras
Compania de Servicios SVM Vanguard, S. de R.L.	Honduras
FM Medic LLC	Delaware
Furniture Medic Limited Partnership	Delaware
GreenLawn International Holdings, LLC	Delaware
GreenLawn, Ltd.	Canada
Home Shield Insurance Agency, Inc.	California
Merry Maids Limited Partnership	Delaware
MM Maids L.L.C.	Delaware
Personal Profesional de Pesticidas, S.A. de C.V.	Mexico
Petgar Holdings, Inc.	Canada
ServiceMaster Acceptance Corporation	Delaware
ServiceMaster Brands L.L.C.	Vermont
ServiceMaster Brands Management L.L.C.	Delaware
ServiceMaster BSC L.L.C.	Delaware
ServiceMaster Certified Systems, Inc.	Texas
ServiceMaster Commercial Solutions L.L.C.	Delaware
ServiceMaster Consumer Services, Inc.	Delaware
ServiceMaster Consumer Services Limited Partnership	Delaware
ServiceMaster Funding Company LLC	Delaware
ServiceMaster Gift L.L.C.	Florida
ServiceMaster Holding Corporation	Delaware
ServiceMaster International Holdings, Inc.	Delaware
ServiceMaster Limited	United Kingdom
ServiceMaster Management Corporation	Delaware
ServiceMaster of Canada Limited	Canada
ServiceMaster Pacific Rim Expansion LLC	Delaware
ServiceMaster Receivables Company LLC	Delaware
ServiceMaster Residential/Commercial Services Limited Partnership	Delaware
ServiceMaster Services Limited	United Kingdom

Subsidiary	State or Country of Incorporation or Organization
Servicios de Plagas Terminix, S.A. de C.V.	Mexico
SiteService L.L.C.	Delaware
SM Clean L.L.C.	Delaware
SMCS Holdco, Inc.	Delaware
SMCS Holdco II, Inc.	Delaware
Steward Insurance Company	Vermont
SVM Finance Luxembourg 1	Luxembourg
SVM Finance Luxembourg 2	Luxembourg
SVM Honduran Service and Investments Company, LLC	Delaware
SVM Olympus Service Company, LLC	Delaware
SVM Progressive Service Company, LLC	Delaware
SVM Services Canada, Ltd.	Canada
SVM Services (Singapore) Pte. Ltd.	Singapore
SVM Technicians Service Company, LLC	Delaware
SVM Vanguard Service Company, LLC	Delaware
Terminix International, Inc.	Delaware
Terminix International, S.A.	Mexico
Terminix International USVI, LLC	Virgin Islands
The ServiceMaster Acceptance Company Limited Partnership	Delaware
The ServiceMaster Foundation	Illinois
The Terminix International Company Limited Partnership	Delaware
TruGreen Companies L.L.C.	Delaware
TruGreen Holding Corporation	Delaware
TruGreen Home Landscape Services, L.L.C.	Delaware
TruGreen Limited Partnership	Delaware
TruGreen, Inc.	Delaware

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  Exhibit 21
SUBSIDIARIES OF THE SERVICEMASTER COMPANY, LLC